EXHIBIT 10.6
CDI CORP.

PERFORMANCE UNITS AGREEMENT

1. Grant of Performance Units. The Company hereby grants to Brian D. Short (the “Recipient”) 25,500 Performance Units. This Grant is subject to the terms, definitions and provisions of the Plan, which is incorporated herein by reference. Capitalized terms used but not defined herein shall have the meanings set forth in the Plan. In the event of an express conflict between the terms of this Agreement and the Plan, the Plan will prevail.
2.    Definitions.
(a)    “CDI Stock” means common stock, par value $0.10 per share, of the Company.
(b)    “Company” means CDI Corp., a Pennsylvania corporation.
(c)    “Grant” means the grant of Performance Units to the Recipient which is described in Section 1 of this Agreement.
(d)    “Grant Date” means January 25, 2017.
(e)    “Operating Income” means the earnings before interest and taxes of the Company and its Subsidiaries (determined on a consolidated basis), but excluding non-recurring charges (e.g., restructurings and write-offs), new acquisition intangibles and stock compensation, all as determined in the sole discretion of the Committee based on the Company’s publicly filed reports; provided, however, that the Committee may make such exclusions and adjustments to what is included in Operating Income as it determines in good faith (including, without limitation, based on proposals from management).
(f)    “Plan” means the CDI Corp. Amended and Restated Omnibus Stock Plan, as the same may be amended, amended and restated and/or supplemented from time to time.
(g)    “Sale of the Company” means any person or entity together with its affiliates (but in all cases, not including any Excluded Persons) acquires (by purchase, merger or otherwise), directly or indirectly, in one transaction or in a series of related transactions, capital stock of the Company having a fair market value in excess of 50% of the total fair market value of the then outstanding capital stock of the Company.  “Excluded Person” means any person or entity who is an affiliate of the Company on the Grant Date.  For purposes of this definition, “affiliate” has the meaning set forth in Rule 405 of the Securities Act of 1933, as amended.
3.    Earning of Performance Units.    Up to 150% of the number of Performance Units granted may be earned by the Recipient based on Operating Income for the 2018 fiscal year as set forth in Appendix A.

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4.    Vesting; Termination. Any Performance Units that were earned in accordance with Appendix A will vest on March 31, 2019 subject to the Recipient’s employment with the Company or one of its Subsidiaries from the Grant Date through and including March 31, 2019. In the event that the Recipient’s employment with the Company or any of its Subsidiaries terminates for any reason prior to March 31, 2019 (whether such termination is initiated by the Company, any Subsidiary or the Recipient), then all Performance Units, including any of those that have been earned under Appendix A, shall be immediately forfeited with no compensation, payment or other consideration due to the Recipient. Section 11.4 of the Plan shall not apply to this Agreement.
5.    Sale of the Company. Notwithstanding anything contained in this Agreement to the contrary, unless otherwise provided by the Committee in its sole discretion at the time of a Sale of the Company, upon the occurrence of a Sale of the Company that occurs prior to December 31, 2018, all Performance Units granted hereunder shall be immediately forfeited with no compensation, payment or other consideration due to the Recipient and none of the Performance Units may thereafter be earned, become vested or be settled, regardless of Operating Income for the 2018 fiscal year.
6.    Settlement; Forfeiture. For each earned Performance Unit that becomes vested in accordance with Section 4, a stock certificate representing one share of CDI Stock will be delivered to the Recipient within 60 days after such vesting, or if the Recipient chooses, the shares of CDI Stock may be issued in book entry form. The number of shares of CDI Stock payable to the Recipient shall be decreased in accordance with Section 8 below regarding tax withholding.
7.    Dividend Equivalents. No dividends shall be paid with respect to the Grant. In lieu thereof, if vesting of any earned Performance Unit occurs under Section 4, the Recipient will receive (on the same day that the corresponding Performance Units are settled) that number of additional whole shares of CDI Stock that can be purchased (based on their Fair Market Value on the date of vesting) with the sum of the dividends that would have been paid between the Grant Date and such vesting date with respect to the number of shares of CDI Stock then being delivered in settlement of the Grant. The number of shares of CDI Stock payable to the Recipient with respect to such dividend equivalents shall be decreased in accordance with Section 8 below regarding tax withholding.
8.    Tax Withholding. The number of shares of CDI Stock to be delivered to the Recipient upon settlement of the earned and vested Performance Units (including shares relating to dividend equivalents) shall be reduced by the number of shares having a Fair Market Value equal to the minimum taxes (including, without limitation, federal, state, local and foreign income and payroll taxes) required by law to be withheld in connection with the settlement of the Performance Units. The portion of any shares of CDI Stock withheld pursuant to the applicable tax laws shall be determined by using the Fair Market Value of CDI Stock on the date of settlement.

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9.    Nontransferability of the Grant. The Performance Units may not be transferred, in whole or in part, except (a) by will or the applicable laws of descent and distribution or (b) with the prior written approval of the Committee, to the spouse or descendant of the Recipient or a trust for the benefit of the spouse or descendants of the Recipient.
10.    Stock Ownership Requirements. If the Recipient is subject to any stock ownership requirements imposed by the Company, those requirements may limit the Recipient’s ability to sell or otherwise transfer some or all of the shares of CDI Stock acquired by the Recipient through the Performance Units.
11.    Awards Policy. This Grant is subject to the terms and conditions of the Policy on Cash Bonus Awards and Equity Awards Clawback for CDI Corp. and its Related Companies. This Grant is also subject to clawback to the extent required by Section 10D(b)(2) of the Securities Exchange Act of 1934, as determined by the applicable rules and regulations promulgated thereunder from time to time by the U.S. Securities and Exchange Commission.
12.    Cancellation of Performance Units and Repayment of Gains. Notwithstanding any other provision of this Agreement, if the Committee determines that the Recipient has entered into or intends to enter into competition with the Company or any of its Subsidiaries, the Committee may, in its discretion, at any time during the term of the non-competitive covenant, if any, in the employment agreement, engagement agreement, “covenants and agreements” or similar document between the Recipient and the Company or any of its Subsidiaries which is being violated by such competition, (a) cancel any then-unvested Performance Units granted to the Recipient and any dividend equivalents thereon and/or (b) require the Recipient to pay to the Company an amount equal to the value derived from the CDI Stock issued to the Recipient upon the settlement of any Performance Units (including any shares received under Section 7 hereof) during the one-year period prior to such violation.
13.     Compliance with Laws. All shares of CDI Stock issued hereunder to the Recipient or his Personal Representative shall be transferred in accordance with all applicable laws, regulations and listing requirements of any national securities exchange on which CDI Stock is then traded or listed, and the Company may take all actions necessary or appropriate to comply with such requirements including, without limitation, restricting (by legend or otherwise) such CDI Stock as shall be necessary or appropriate, in the opinion of counsel for the Company, to comply with applicable federal and state securities laws, including Rule 16b-3 (or any similar rule) of the Securities and Exchange Commission, and postponing the issuance or delivery of any shares of CDI Stock. Notwithstanding any provision in this Agreement to the contrary, the Company shall not be obligated to issue or deliver any shares of CDI Stock if such action violates any provision of any law or regulation of any governmental authority or any national securities exchange. The Company may also condition the issuance of shares of CDI Stock upon the prior receipt from the Recipient of any undertakings that the Company determines are required to ensure that the shares are being issued in compliance with federal and state securities laws.

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14.    Rights Prior to Issuance of Shares. Neither the Recipient nor any person to whom the Recipient’s rights shall have passed by will or by the laws of descent and distribution or otherwise shall have any of the rights of a shareholder with respect to any Performance Units or any shares of CDI Stock issuable upon earning and vesting of the Performance Units until the date of issuance to the Recipient of such shares of CDI Stock.
15.    Performance Units Do Not Affect Employment Relationship. This Grant shall not confer upon the Recipient any right to continue in the employ or service of the Company or any of its Subsidiaries, nor interfere in any way with the right of the Company or any of its Subsidiaries to terminate the employment or other service relationship of the Recipient at any time and for any reason.
16.    Interpretation. The Committee shall have the sole power to interpret this Agreement and to resolve any disputes arising hereunder.
17.    Acknowledgement. The Recipient acknowledges receipt of a copy of the Plan and certain information related thereto and represents that he is familiar with the terms and provisions thereof, and hereby accepts this Agreement subject to all of the terms and provisions of the Plan. The Recipient has reviewed the Plan and this Agreement in their entirety, has had an opportunity to obtain the advice of independent counsel prior to executing this Agreement and fully understands all provisions relating to this Agreement. The Recipient hereby agrees to accept as binding, conclusive and final all decisions and interpretations of the Committee with respect to any questions arising under the Plan or this Agreement. In addition, by entering into this Agreement and accepting this Grant, the Recipient acknowledges that: (a) the Grant is a one-time benefit and does not create any contractual or other right to receive future grants, awards or other benefits in lieu of grants; (b) the Recipient’s participation in the Plan is voluntary; (c) this Grant is not part of normal or expected compensation for any purpose, including without limitation for calculating any benefits, severance, termination, bonuses, retirement benefits or similar payments; and (d) the future value of CDI Stock is unknown and cannot be predicted, and the Recipient is not, and will not, rely on any representation by the Company or any of its personnel regarding the future value of CDI Stock (nor has any such representation been made).
18.    Execution of this Agreement. If the Recipient does not sign and return this Agreement within 30 days following the Grant Date, the Company is not obligated to provide the Recipient with any benefit hereunder and may refuse to issue shares of CDI Stock to the Recipient in connection with this Grant. If the Recipient receives any shares of CDI Stock in connection with this Grant but has not signed and returned this Agreement, he will be deemed to have accepted and agreed to the terms set forth herein.
19.    Code Section 409A. This Agreement is intended to comply with, or be exempt from, Code Section 409A and shall be interpreted consistent therewith and without resulting in any increase in the amounts owed hereunder by the Company. Notwithstanding any other provision of this Agreement to the contrary, if Recipient is a “specified employee” within the meaning of

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Code Section 409A and the regulations issued thereunder, and a payment or benefit provided for in this Agreement would be subject to additional tax under Code Section 409A if such payment or benefit is paid within six (6) months after Recipient’s “separation from service” (within the meaning of Code Section 409A), then such payment or benefit required under this Agreement shall not be paid (or commence) during the six-month period immediately following Recipient’s separation from service except as provided in the immediately following sentence. In such an event, any payments or benefits that otherwise would have been made or provided during such six-month period and which would have incurred such additional tax under Code Section 409A shall instead be paid or provided to Recipient on the earlier of (i) the first regular payroll date of the seventh month following Recipient’s separation from service or (ii) the 10th business day following the Recipient’s death (but no earlier than such payments or benefits are otherwise scheduled to be paid or provided). Neither the Company nor any of its affiliates shall have any liability or obligation to the Recipient or any other person or entity for any taxes, interest or penalties relating to this Agreement or the Grant, including without limitation, in the event that this Agreement or the Grant does not comply with, or is not exempt from, Code Section 409A.
20.    Miscellaneous. This Agreement shall be governed by the laws of the Commonwealth of Pennsylvania, without regard to its choice of laws provisions. This Agreement may be amended only by written agreement between the Company and the Recipient. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument. This Agreement represents the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements, understandings and discussions, whether written or oral, between the parties hereto relating to the subject matter hereof.
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CDI CORP.
By: /s/ Michael S. Castleman	Signature: /s/ Brian D. Short
Name: Michael S. Castleman	Print Name: Brian D. Short
Title: President	Date: 01/27/17

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